EXHIBIT 99.1


                            JOINT FILING AGREEMENT


The undersigned hereby agree that the statement on Schedule 13D dated
March 30, 2000, as amended, with respect to the Common Stock of CoorsTek, Inc., a Delaware corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned who have not previously appointed John K. Coors as each of our true and lawful special attorney for the limited purpose of, and with full power and authority to act on our behalf in all manners concerning the filing of the Schedule 13D and of amendments to the Schedule 13D, hereby constitute and appoint John K. Coors to act in such capacity on our behalf.

This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of December 23, 2002.

                                /s/ JOHN K. COORS
                               ---------------------------------------------
                               Signature

                               JOHN K. COORS, IN HIS INDIVIDUAL CAPACITY AND AS ATTORNEY-IN-FACT
                               Name/Title

                               Power of Attorney for Adolph Coors Jr. Trust, Grover C. Coors Trust, May K. Coors Trust, Herman F. Coors Trust, William K. Coors, Joseph Coors, Jr., and Jeffrey H. Coors, each filed February 14, 2001

                               Power of Attorney for Augusta Coors Collbran
                               Trust, Bertha Coors Munroe Trust, Louise Coors Porter Trust, Joseph Coors Trust, Janet H. Coors Irrevocable Trust fbo Frank E. Ferrin, Janet H. Coors Irrevocable Trust fbo Joseph J. Ferrin, Janet H. Coors Irrevocable Trust fbo Frances M. Baker, Joseph Coors, Peter H. Coors, J. Bradford Coors, and Darden K. Coors, each filed November 12, 2002

                               KEYSTONE HOLDINGS LLC
                                    By:  /s/ JOHN K. COORS
                                        --------------------------------
                                    Name: John K. Coors
                                    Title: Manager